                                                                     EXHIBIT 1.1


                            TEXON INTERNATIONAL PLC

                                 DM 245 million

                           10% Senior Notes due 2008


                               PURCHASE AGREEMENT
                               ------------------

                                                                January 27, 1998

CHASE MANHATTAN INTERNATIONAL LIMITED
125 London Wall, 9th Floor
London, EC2Y 5AJ

CHASE SECURITIES INC.
270 Park Avenue
New York, New York 10017

CHASE MANHATTAN BANK AG
Ulmenstrasse 30
60325 Frankfurt am Main
Germany



Ladies and Gentlemen:

          Texon International plc, a company incorporated under the laws of England and Wales (the "Company"), proposes to issue and sell DM 245 million
                        -------
aggregate principal amount of its 10% Senior Notes due 2008 (the "Securities").
                                                                  ----------
The Securities will be issued pursuant to an Indenture to be dated as of January 30, 1998 (the "Indenture") between the Company and The Bank of New York, as
               ---------
trustee (in such capacity, the "Trustee").  The Company hereby confirms its
                                -------
agreement with Chase Manhattan International Limited ("CMIL"), Chase Securities Inc. ("CSI") and Chase Manhattan Bank AG (together with CMIL and CSI, the "Initial Purchasers") concerning the purchase of the Securities from the Company
-------------------
by the Initial Purchasers.

          The Securities will be offered and sold to the Initial Purchasers without being registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has
 --------------
prepared a preliminary offering memorandum dated January 5, 1998 and supplemented January 26, 1998 (the "Preliminary Offering Memorandum") and will
                                    -------------------------------
prepare an offering memorandum dated the date hereof (the "Offering Memorandum")
                                                           -------------------
setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the several Initial Purchasers in accordance with Section 2.

          Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company
              -----------------------------
will agree to file with the U.S. Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the
-----------
"Exchange Offer Registration Statement") registering an issue of senior notes of
--------------------------------------
the Company (the "Exchange Securities") which are identical in all material
                  -------------------
respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").
                     ----------------------------

          Immediately prior to or concurrent with the consummation of the sale of the Securities to the Initial Purchasers, the Acquisition (as defined below) will be completed. Additionally, the Machinery Disposal (as defined below) has been consummated as of December 31, 1997. The "Acquisition" refers to the
                                               -----------
Company's acquisition of all the issued capital stock of United Texon Limited (such entity, together with its subsidiaries, is referred to herein as "United
                                                                        ------
Texon") pursuant to the Acquisition Agreement (the "Acquisition Agreement"),
-----                                               ---------------------
dated December 23, 1997 between the Company and the shareholders of United Texon (the "United Texon Shareholders") and the related financing thereof. The
      -------------------------
"Machinery Disposal" refers to the transfer to certain of the United Texon
-------------------
Shareholders of USM Group Limited, together with the former subsidiaries of United Texon engaged in the business of selling and servicing machines used to manufacture shoes, pursuant to the Stock Purchase Agreement, dated December 23, 1997 between United Texon and USM Group Holdings Limited (the "Stock Purchase
                                                               --------------
Agreement").  The Stock Purchase Agreement and the Inter-Company Funding
---------
Agreement, dated December 23, 1997 between USM Group Limited and United Texon, are referred to collectively as the "Machinery Disposal Agreements".  The Acquisition and the
                     -----------------------------
Machinery Disposal are referred to collectively as the "Transactions".  In
                                                        ------------
connection with the Transactions, the Company will enter into a Facility Agreement, to be dated on or about January 29, 1998 (together with the other financing documents to be entered into pursuant thereto, the "Senior Finance
                                                              --------------
Documents"), among the Company, Chase Manhattan plc, as Arranger, The Chase
---------
Manhattan Bank and certain other financial institutions named therein as Original Lenders, The Chase Manhattan Bank, as Issuing Bank, and CMIL, as Agent and Security Agent, providing for senior credit facilities in an aggregate principal amount of up to (Pounds)15.0 million (the "Senior Credit Facility").
                                                     ----------------------
The Offering is contingent upon the concurrent consummation of the Acquisition and the initial borrowings under the Senior Credit Facility.

          This Agreement, the Indenture, the Registration Rights Agreement, the Note Depositary Agreement to be dated as of January 30, 1998 (the "Depositary
                                                                   ----------
Agreement"), between the Company and The Bank of New York, as book-entry
---------
depositary (in such capacity, the "Book-Entry Depositary"), the Securities, the
                                   ---------------------
Acquisition Agreement, the Machinery Disposal Agreements and the Senior Finance Documents are referred to herein collectively as the "Transaction Documents".
                                                      ---------------------

          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum. References to the subsidiaries of the Company herein refer to each direct and indirect subsidiary of the Company after giving effect to the Transactions.

          1.  Representations, Warranties and Agreements of the Company.  The
              ---------------------------------------------------------
Company represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

          (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the
                                                               --------
     Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering

     Memorandum in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (as set forth in Section 15 of this Agreement, the "Initial Purchasers' Information").
          -------------------------------

          (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Section
     (d)(4) of Rule 144A under the Securities Act ("Rule 144A").
                                                    ---------

          (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").
     --------------------

          (d) The Company and each of its Material Subsidiaries (as defined below) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). "Material
                                           -----------------------     --------
     Subsidiaries" refers to the companies listed in Schedule I hereto.
     ------------

          (e) The Company, upon consummation of the Acquisition, will have an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization";
                                                             --------------
     all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the outstanding shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable. The Company owns directly or indirectly at least 99% of the outstanding shares of capital stock of each Material Subsidiary, except for the capital stock of Foshan Texon Cellulose Board Manufacturing Company Limited ("Foshan"), of which the Company owns 57.6% of the outstanding shares. Such shares are owned free and clear of any lien, charge, encumbrance, security interest, restriction upon third party voting or transfer or any other claim of any third party (except pursuant to (i) the stockholders agreement of Foshan and (ii) the Senior Finance Documents or any of the Security Documents (as defined in the Senior Finance Documents)).

          (f) Each of the Company and each of its Material Subsidiaries party to any Transaction Document has full right, power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

          (g) This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (h) The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (i) The Depositary Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (j) The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder, other than the Trustee being qualified in accordance with the Trust Indenture Act.

          (k) The Securities and the Exchange Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein or, in the case of Exchange Securities, exchanged for Securities as contemplated in the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (l) The Acquisition Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (m) Each of the Machinery Disposal Agreements has been duly authorized, executed and delivered by United Texon and constitutes a valid and legally binding agreement of United Texon, enforceable against United Texon in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (n) Each of the Senior Finance Documents has been duly authorized by the Company and, when duly executed and delivered in accordance with their terms by each of the parties thereto, the Senior Finance Documents will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (o) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

          (p) (i) The execution, delivery and performance by the Company and each of its subsidiaries of each of the Transaction Documents (each to the extent a party thereto), (ii) the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and (iii) the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than those contemplated by the Senior Finance Documents) upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where any such conflict, breach, violation, default or creation (singularly or in the aggregate) would not have a Material Adverse Effect or a material adverse effect on the ability of the Company or any of its subsidiaries a party to any Transaction Document to perform its obligations under the Transaction Documents, nor will such actions result in any violation of the provisions of the charter or by-laws or memorandum or articles of association (or other constitutive documents) of the Company or any of its subsidiaries or any statute or law or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except where any such violation (singularly or in the aggregate) would not have a Material Adverse Effect or a material adverse effect on the ability of the Company or any of its subsidiaries a party to any Transaction Document to perform its obligations under the Transaction Documents; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for (i) the execution, delivery and performance by the Company and each of its subsidiaries of each of the Transaction Documents (each to the extent a party thereto), (ii) the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and (iii) the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date or which are to be made following the Closing Date with the Luxembourg Stock Exchange (the "Luxembourg Stock Exchange") or required to be made following the Closing Date pursuant to the provisions of the Restrictive Trade Practices Act 1976 (B) as may be required to be obtained or made under the Securities Act as provided in the Registration Rights Agreement and applicable state securities laws.

          (q) Except as disclosed in the Offering Memorandum, under current practice of the Inland Revenue of the United Kingdom and under current laws and regulations (and interpretations thereof) of the United Kingdom and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Securities and the Exchange Securities may be paid by the Company to the Holder thereof in German Deutsche Marks and all such payments made to Holders thereof who are non-residents of the United Kingdom and do not have a branch, agency or permanent establishment nor carry on a trade in the United Kingdom to which the holding of Securities or Exchange Securities is attributable, will not be subject to income, withholding or other taxes under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the United Kingdom or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

          (r) To the best of the Company's knowledge after reasonable investigation, KPMG are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings
                          -----
     thereunder.  The
     historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form F-1 under the Securities Act (except that certain supporting schedules are omitted and except for financial information required by such requirements for the fiscal year ended December 31, 1997); such financial statements have been prepared in accordance with U.K. generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present, in all material respects, the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated except as otherwise stated in the Offering Memorandum; and the financial information contained in the Offering Memorandum under the headings "Summary-Summary Historical and Unaudited Pro Forma Consolidated Financial Information and Other Data", "Capitalization", "Selected Historical and Unaudited Pro Forma Consolidated Financial Information and Other Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management-Compensation of Directors and Officers" are derived from the accounting records of the Company (except for the adjustments and assumptions stated therein) and its subsidiaries and fairly present, in all material respects, the information purported to be shown thereby. The pro forma and adjusted historical financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjust ments specified therein, including the adjustments therein for currency conversion and the presentation of "Other Data"), includes all material adjustments to the historical financial information to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents, in all material respects, the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents.

          (s) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (t) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any U.K. or any U.S. Federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to (i) interfere with or adversely affect the issuance of the Securities or (ii) in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by the Luxembourg Exchange for additional information to be included in the Listing Application (as defined below) and has received no request from the Luxembourg Exchange or any securities authority in any jurisdiction for additional information to be included in the Preliminary Memorandum or the Offering Memorandum which has not been complied with.

          (u) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or by-laws or memorandum or articles of association (or other constitutive documents), (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject.

          (v) The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Material Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

          (w) The Company has delivered to the Initial Purchasers true and correct copies of the Acquisition Agreement in the form as originally executed (together with all exhibits and schedules thereto); the Acquisition Agreement (together with such exhibits and schedules) and the agreements specified therein to be entered into on or prior to the Closing Date represent the entire agreement between the Company and the United Texon Shareholders and their affiliates with respect to the Acquisition; and there have been no amendments, supplements or waivers thereto (including such exhibits, schedules or other agreements) other than those as to which the Initial Purchasers shall have been advised in writing.

          (x) The Company has delivered to the Initial Purchasers true and correct copies of the Machinery Disposal Agreements in the form as originally executed (together with all exhibits and schedules thereto); the Machinery Disposal Agreements (together with such exhibits and schedules) represent the entire agreement between United Texon and the United Texon Shareholders, their affiliates and USM Group Limited with respect to the Machinery Disposal; and there have been no amendments, supplements or waivers thereto (including such exhibits, schedules or other agreements) other than those as to which the Initial Purchasers shall have been advised in writing.

          (y) As of the Closing Date, the Company shall have delivered to the Initial Purchasers true and correct copies of the Senior Financing Documents in the form as originally executed (together with all exhibits and schedules thereto); the Senior Financing Documents (together with such exhibits and schedules) represent the entire agreement between the Company and the other parties thereto with respect to the Senior Credit Facility; and there have been no amendments, supplements or waivers thereto (including such exhibits and schedules) other than those as to which the Initial Purchasers shall have been advised in writing.

          (z) The Company and each of its Material Subsidiaries have filed, or have requested extensions for, all income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, other than (i) those being contested in good faith and for which adequate reserves have been provided or (ii) those currently payable without penalty or interest; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

          (aa) Neither the Company nor any of its Material Subsidiaries is, or after consummation of the transactions contemplated in the Transaction Documents will be, (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and
                               ----------------------
     regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (bb) The Company and each of its Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (cc) The businesses, undertakings, properties and other assets of the Company and each of its Material Subsidiaries are and, following the Acquisition will be, insured in respect of such risks and for such amounts as are normally insured against by persons carrying on similar businesses as those carried on by the Company or its Material Subsidiaries and against all material risks against which the Company or its Material Subsidiaries would reasonably be expected to be insured in the circumstances of the businesses and undertakings carried on by them.

          (dd) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not have a Material Adverse Effect, and has no reason to believe that, to the best knowledge of the Company, the conduct of their respective businesses will conflict in any material respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others, except where such conflict would not have a Material Adverse Effect.

          (ee) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) are contemplated by the Senior Credit Documents,
     (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected to have a Material Adverse Effect.

          (ff) No material labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened which would have a Material Adverse Effect.

          (gg) No "prohibited transaction" (as defined in Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or
                                                                -----
     Section 4975 of the U.S. Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined
                        ----
     in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its Material Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its Material Subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

          (hh) Except as disclosed in the Offering Memorandum under "Business-- Environmental Matters", There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

          (ii) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has at any time within the last five years
     (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;
     (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (jj) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) no order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no meeting has been convened for the purpose of winding up the Company; (ii) no administration order has been made in respect of the Company; (iii) no receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or all or any of its assets; (iv) the company is not insolvent, or unable to pay its debts within the meaning of section 123(1)(e) of the U.K. Insolvency Act 1986; and (v) no voluntary arrangement has been proposed under section 1 of the U.K. Insolvency Act 1986 in respect of the Company.

          (kk) Except as disclosed in the Offering Memorandum there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its Material Subsidiaries except as set forth in Section 1(e).

          (ll) None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" (as that term is defined in Regulations G and U of the Board of Governors of the U.S. Federal Reserve System (the "Federal Reserve
                                                                 ---------------
     Board")), for the purpose of reducing or retiring any indebtedness which
     -----
     was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

          (mm) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          (nn) The Securities satisfy the eligibility requirements of Rule 144A(d)(3).

          (oo) None of the Company, any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Securities, and all such persons have
       ------------
     complied and will comply with the offering restrictions requirements of Regulation S to the extent applicable; provided, however, that the Company
                                            --------  -------
     makes no representations or warranties as to the activities of the Initial Purchasers. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

          (pp) Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act; provided, however, that the Company makes no
                               --------  -------
     representations or warranties as to the activities of the Initial
     Purchasers.

          (qq) None of the Company, or any of its affiliates, or any person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising in the United States within the meaning of Rule 502(c) under the Securities Act; provided, however, that the Company makes no
                         --------  -------
     representations or warranties as to the activities of the Initial
     Purchasers.

          (rr) There are no securities of the Company registered under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

          (ss) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

          (tt) There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S in the Company's debt securities.

          (uu) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or, to the best knowledge of the Company, any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) neither the Company nor any of its Material Subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) neither the Company nor any of its Material Subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company or the long-term debt of any of its Material Subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vv) Application has been made to list the Securities on the Luxembourg Exchange and, in connection therewith, the Company has prepared and submitted to the Luxembourg Exchange a listing application with respect to the Securities (the "Listing Application"). The Listing Application (i)
                             -------------------
     complies in all material respects with the requirements of the Luxembourg Exchange and (ii) has been submitted to the Luxembourg Exchange. There is no requirement to deliver the finalized Listing Application to prospective purchasers or purchasers of Securities from the Initial Purchasers in connection with the offer and sale by the Initial Purchasers of the Securities.

          (ww) No forward-looking statement (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis and been disclosed other than in good faith.

          (xx) The Company has the power to submit, and pursuant to this Agreement and the Indenture, has legally, validly, effectively and irrevocably submitted to the jurisdiction of any U.S. Federal or state court in the Borough of Manhattan in The City of New York, New York, and has the power to designate, appoint and empower and, pursuant to this Agreement and the Indenture has, or in the case of the Indenture will have, legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement, the Indenture, the Registration Rights Agreement and the Note Depositary Agreement in any U.S. Federal or state court in the Borough of Manhattan in The City of New York, as provided in
     Section 17 hereof, Section 10.10 of the Indenture, Section 10(h) of the Registration Rights Agreement and Section 4.08 of the Note Depositary Agreement.

          (yy) The Company is not aware of any material liabilities of the Machinery Business remaining with the Company following the Machinery Disposal.

          2.  Purchase and Resale of the Securities.  (a) On the basis of the
              -------------------------------------
representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule II hereto at a purchase price equal to 97% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

          (b)  The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act and understands that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising in the United States within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") and (iii) it has
                                        ------------
solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering and otherwise until 40 days after the later of commencement of the offering of the Securities and the Closing Date, only (A) to persons whom it reasonably believes to be qualified institutional buyers ("Qualified
                                                           ---------
Institutional Buyers") as defined in Rule 144A, or if any such person is buying
--------------------
for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A or (B) in reliance on Regulation S.

          (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

          (ii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (iii) It has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

          Terms used in this Section 2(c) have the meanings given to them by Regulation S.

          (d) Each Initial Purchaser represents and warrants that it is a Qualified Institutional Buyer, with such knowledge and experience in financial and business matters as is necessary to evaluate the merits and risks of an investment in the Securities, and is acquiring the Securities not with a view to the distribution or resale thereof, except distributions or resales in compliance with the registration requirements or exemption provisions of the Securities Act, including Rule 144A, and that neither it, nor anyone acting on its behalf, will offer the Securities so as to bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act.

          (e) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and, prior to the date six months after the date of issue of the Securities, will not offer or sell any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended), or to a person to whom such document may otherwise lawfully be issued or passed on.

          (f) In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d), (e) and (f) counsel for the Company and the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

          (g) The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser; provided,
                                                                       --------
in each case, that such sales are made in accordance with the provisions of this
Section 2.

          3.  Delivery of and Payment for the Securities. (a)  Delivery of and
              ------------------------------------------
payment for the Securities shall be made at the offices of Dickson Minto W.S., London, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 2.30 p.m. London time, on January 30, 1998, or at such other time or date, not later than three full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").
                                                      ------------

          (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in the form of one or more permanent global Securities in bearer form (the "Global
                                                                ------
Securities") representing all the Securities and to be deposited with the Book-
----------
Entry Depositary pursuant to the Depositary Agreement. The Book-Entry Depositary will issue two certificateless depositary interests to The Depository Trust Company ("DTC"). Beneficial interests in the Offered Securities will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants, including, as applicable, Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"). The Company agrees to make the global certificates evidencing the Securities available for inspection by CMIL on behalf of the Initial Purchasers in London at least 24 hours prior to the Closing Date.

          4.  Further Agreements of the Company.  The Company agrees with each
              ---------------------------------
of the Initial Purchasers:

          (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

          (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

          (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than ten business days after receipt of such copy;

          (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

          (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and beneficial owners and prospective purchasers of the Securities designated by such holders, upon request of such holders or such beneficial owners or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4), unless the Company is then subject to and in compliance with
     Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and beneficial owners and prospective purchasers of the Securities designated by such holders);

          (f) for a period of five years following the Closing Date, to furnish to the Initial Purchasers copies of any reports filed by the Company with the Commission on Forms 20-F, 10-K, 10-Q, 6-K and 8-K, or such other similar forms as may be designated by the Commission (and any information furnished to the Commission pursuant to Rule 12g3-2(b) under the Exchange
     Act), and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

          (g) to use its reasonable best efforts to qualify the Securities for sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that the Company and
                                                --------
     its subsidiaries shall not be obligated to register or qualify as foreign corporations or as securities dealers in any jurisdiction in which they are not so registered or qualified or to file a general consent to service of process in any jurisdiction or to subject themselves to taxation in any jurisdiction if they are not otherwise so subject;

          (h) to arrange, with the cooperation of the Initial Purchasers, for the Securities to be (i)
     designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and
                ------
     regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market (ii) listed on the
       ----
     Luxembourg Exchange and (iii) for the Securities to be eligible for clearance and settlement through DTC and Euroclear and Cedel; and to arrange for the Exchange Securities to be listed on the Luxembourg Exchange;

          (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

          (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, (i) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising in the United States within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any "directed selling efforts" (as defined in Regulation S) with respect to the Securities; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemptions afforded by
     Section 4(2) of the Securities Act and Rule 144A or the safe harbor of Regulation S under the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

          (k) except as required by the Registration Rights Agreement, for a period of 180 days from the date of the Offering Memorandum, not to, and to cause its affiliates not to, offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the

     Company or any of its subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers;

          (l) without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

          (m) not to, for a period of two years following the Closing Date, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

          (n) in connection with the offering of the Securities, until CSI on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other person, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities, except as contemplated by the Exchange Offer; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

          (o) in connection with the offering of the Securities, to make its officers, key employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

          (p) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' reports included in the Offering Memorandum signed by the accountants rendering such reports;

          (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

          (r) not to take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

          (s) not to take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to
     Section 4(d);

          (t) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law;

          (u) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds"; and

          (v) not to amend, supplement or waive any part of the Acquisition Agreement, the Machinery Disposal Agreements or the Senior Finance Documents without the prior consent in writing of the Initial Purchasers, which consent shall not be unreasonably withheld.

          5.  Conditions of Initial Purchasers' Obligations. The respective
              ---------------------------------------------
obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the best of the Company's knowledge, threatened.

          (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Company shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

          (d) Mayer, Brown & Platt shall have furnished to the Initial Purchasers their written opinion, as U.S. counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) Dickson Minto W.S. shall have furnished to the Initial Purchasers their written opinion, as U.K. counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g) The Company shall have furnished to the Initial Purchasers a letter (the "Initial Letter") of KPMG, addressed to the Initial Purchasers
                  --------------
     and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex D hereto.

          (h) The Company shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of KPMG, addressed to the Initial
                  -----------------
     Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by its Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in its Initial Letter. In addition, the Company shall have received a letter from KPMG consenting to the use, in connection with the offering of the Securities, of the audited financial statements of the Company prepared by such accountants and included in the Offering Memorandum.

          (i) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing

     Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been
     (i) no material adverse change in the financial position or results of operation of the Company or any of its Material Subsidiaries, or (ii) any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

          (j) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

          (k) The Indenture shall have been duly executed and delivered by the Company and the Trustee; and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

          (l) The Depositary Agreement shall have been duly executed and delivered by the Company and the Book-Entry Depositary.

          (m) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

          (n)  If any event shall have occurred that requires the Company under
     Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

          (o) There shall not have occurred any invalidation of Rule 144A or Regulation S by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

          (p) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any U.K. or any U.S. Federal or state court of competent jurisdiction shall have been issued as of the Closing

     Date which would prevent the issuance or sale of the Securities.

          (r) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities or preferred stock.

          (s) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the Luxembourg Exchange, the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any general moratorium on commercial banking activities shall have been declared by Luxembourg, United Kingdom or U.S. Federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States or any member state of the European Union of a national emergency or war or
     (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on financial markets shall be such) the effect of which, in the case of this clause (iv), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (t) Concurrently with or prior to the issue and sale of the Securities by the Company, the Acquisition shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall receive evidence reasonably satisfactory to them of the consummation thereof. The Initial Purchasers shall receive true and correct copies of the Acquisition Agreement (together with all exhibits and schedules thereto), including all amendments or supplements thereto, and all certificates or other closing documents delivered in connection with the consummation of the Acquisition as soon as practicable after the Closing Date. There shall have been no amendment, supplement or waiver of any part of the Acquisition Agreement (including the exhibits and schedules thereto) not disclosed in writing to the Initial Purchasers prior to the date hereof, or any such amendment, supplement or waiver after the date hereof not consented to in writing by the Initial Purchasers. All conditions precedent to the Acquisition other than the payment of the consideration contained in such Agreement shall have been satisfied or waived, with the prior written consent of the Initial Purchasers, concurrently or prior to the consummation of the Acquisition.

          (u) The Initial Purchasers shall have received such further opinions, certificates, letters and documents as the Initial Purchasers may reasonably request.

          The Company will furnish the Initial Purchasers with conformed copies of such opinions, certificates, letters and documents mentioned above as the Initial Purchasers reasonably request. The Initial Purchasers may in their sole discretion waive compliance with any conditions to their obligations hereunder, whether in respect of the Closing Date or otherwise.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          6.  Termination.  The obligations of the Initial Purchasers hereunder
              -----------
may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(o), (p), (q), (r) and (s) shall have occurred and be continuing.

          7.  Reimbursement of Initial Purchasers' Expenses. If (a) this
              ---------------------------------------------
Agreement shall have been terminated pursuant to Section 6, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities.

          8.  Indemnification.  (a)  The Company shall indemnify and hold
              ---------------
harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(a),
Section 9 and Section 17(c) as an Initial Purchaser), from and against any and all losses, claims, damages or liabilities and reasonable expenses, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company pursuant to
Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided,
                                                                  --------
however, the Company shall not be liable in any such case to the extent that any
-------
such loss, claim,
damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue
                 --------  -------
statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (i) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 4(b).

          (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(b) and Section 9 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other U.S. Federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchasers' Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 8(a) or 8(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided,
                                                                  --------
however, that the failure to notify the indemnifying party shall not relieve it
-------
from any liability which it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to
                                          --------  -------
notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an
                                                      --------  -------
indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          The obligations of the Company and the Initial Purchasers in this
Section 8 and in Section 9 are in addition to any other liability that the Company or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

          9.  Contribution.  If the indemnification provided for in Section 8 is
              ------------
unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purposes) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 9 are several in proportion to their respective purchase obligations and not joint.

          10.  Persons Entitled to Benefit of Agreement. This Agreement shall
               ----------------------------------------
inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 8 and 9 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Initial Purchasers and in Section 4(e) with respect to holders and beneficial owners and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          11.  Expenses.  (a) The Company agrees with the Initial Purchasers to
               --------
pay (together with VAT where applicable) (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum, the Listing Application and any amendments or supplements thereto; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (v) the fees and expenses of the Company's counsel and independent accountants; (vi) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related reasonable fees and expenses of counsel for the Initial Purchasers); (vii) any fees charged by rating agencies for rating the Securities; (viii) the fees and expenses of the Trustee, the Book-Entry Depositary, any paying agent and any listing agent

(including any affiliate of any Initial Purchaser acting in such capacity) in respect of listing the Securities on the Luxembourg Exchange or any other securities exchange (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with (A) the listing and qualifying of the Securities on the PORTAL Market and on the Luxembourg Exchange or any other securities exchange and (B) the approval of the Securities for book-entry transfer by DTC; (x) the expenses incurred by the Company and the Initial Purchasers in connection with attending or hosting "road show" meetings with prospective purchasers of the Securities from the Initial Purchasers; and (xi) all other costs and expenses incident to the performance of the obligations of the Company under the Transaction Documents which are not otherwise specifically provided for in this Section 11; provided, however, that
                                                        --------  -------
except as provided in this Section 11 and Section 7, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel.

          (b) In addition, the Company agrees that it will indemnify and hold harmless the Initial Purchasers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Securities and on the execution and delivery of this Agreement.

          (c) All amounts payable by the Company hereunder shall be exclusive of Value Added Tax or any similar taxes ("V.A.T"). All amounts charged by the
                                          -----
Initial Purchasers or for which the Initial Purchasers are to be reimbursed will be invoiced together with V.A.T, where appropriate (and the Initial Purchasers shall remit to the Company such V.A.T chargeable to the Initial Purchasers and reimbursed by the Company which is recovered by the Initial Purchasers from Customs and Excise). In addition, all such amounts shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imports, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made or where the payor is located unless such deduction or withholding is required by applicable law, in which event the Company shall pay additional amounts so that the persons entitled to such payments receive the amount that such persons would otherwise have received but for such deduction or withholding.

          12.  Survival.  The respective indemnities, rights of contribution,
               --------
representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons. Specifically, the representations contained in Sections 1 and 2 and the agreements contained in Sections 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 19 shall survive the termination of this Agreement.

          13.  Notices, etc..  All statements, requests, notices and agreements
               -------------
hereunder shall be in writing, and:

          (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to (i) Chase Manhattan International Limited, 125 London Wall, 9th Floor, London, EC2Y 5AJ; Attention: Jeffrey Bronheim (telecopier no: (44) 171-777-3141), (ii) Chase Manhattan Bank AG, Ulmenstrasse 30, 60325 Frankfurt am Main, Germany; Attention: Wolfgang Boehm (telecopier no.: (49) 69-7158-4367) and (iii) Chase Securities Inc., 270 Park Avenue, New York, New York, 10017. Attention: Stephen Grant (telecopier no.: (212) 270-0994); or

          (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: Finance Director (telecopier no.: (44) 116 261
     0423);

provided that any notice to the Initial Purchasers pursuant to Section 8(c)
--------
shall also be delivered or sent by mail to the Initial Purchasers at the address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

          14.  Definition of Terms.  For purposes of this Agreement, (a) the
               -------------------
term "business day" means a day other than a Saturday, Sunday or other day on
      ------------
which banking institutions in Luxembourg, the State of New York, Frankfurt or London are authorized or required by law to close, (b) the term "subsidiary" has
                                                                 ----------
the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in
                                        ---------
Rule 405 under the Securities Act.

          15.  Initial Purchasers' Information.  The parties hereto acknowledge
               -------------------------------
and agree that the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering
Memorandum: (a) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; (b) the legend on the inside front cover page concerning over-allotment and trading activities by the Initial Purchasers; and (c) the statements concerning the Initial Purchasers contained in (i) the first two sentences of the third paragraph, (ii) the second and third sentences of the tenth paragraph, (iii) the thirteenth paragraph and (iv) the fourteenth paragraph under the heading "Plan of Distribution".

          16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          17.  Consent to Jurisdiction; Appointment of Agent for Service of
               ------------------------------------------------------------
Process; Judgement Currency.  (a) The Company agrees that any suit, action or
----------------------------
proceeding against the Company arising out of or relating to this Agreement may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and it irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service
                                                           --------
of process is effected upon the Company in the manner provided by this Section
17.

          (b) The Company irrevocably appoints CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York, 10019, as its authorized agent (the "Authorized Agent"), upon whom process may be served in
                       ----------------
any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect for a period of ten years from the date of this Agreement. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action involving the Company arising out of or relating to this Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

          (c) Any action, suit or proceeding brought by the Company against any Initial Purchaser entitled to indemnification or contribution under Section 8 or 9, arising out of or based upon this Agreement and the transactions contemplated herein shall be brought solely in a U.S. Federal or state court in the Borough of Manhattan, The City of New York, New York, and the Company shall not initiate nor seek to initiate, in the United Kingdom or in any other jurisdiction other than in such New York courts, any action, suit or proceeding against any Initial Purchaser entitled to indemnification or contribution under Section 8 or 9, arising out of or based upon this Agreement and the transactions contemplated hereby. The foregoing shall apply, without limitation, to any action seeking to obtain any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning, any claim by any Initial Purchaser in respect of this Agreement and any transaction contemplated hereby, and any action challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of such New York courts or the designation, pursuant to this
Section 17, of the laws of the State of New York as the law applicable to this Agreement.

          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars (or Deutsche Marks in the case of payments pursuant to Section
3), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars (or Deutsche Marks in the case of payments pursuant to Section 3) with the other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Company in respect of any sum due to an Initial Purchaser shall, notwithstanding any judgment in a currency other than United States dollars (or Deutsche Marks in the case of payments pursuant to Section 3), not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase United States dollars (or Deutsche Marks in the case of payments pursuant to Section 3) with such other currency; if the United States dollars (or German Deutsche Marks in the case of payments pursuant to Section 3) so purchased are less than the sum originally due to an Initial Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the United States dollars (or Deutsche Marks in the case of payments pursuant to Section 3) so purchased are greater than the sum originally due to an Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company an amount equal to the excess of the dollars (or Deutsche Marks in the case of payments pursuant to Section 3) so purchased over the sum originally due to such Initial Purchaser hereunder.

          (e) The provisions of this Section 17 shall survive any termination or cancellation of this Agreement.

          18.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          19.  Amendments.  No amendment or waiver of any provision of this
               ----------
Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          20.  Headings.  The headings herein are inserted for convenience of
               --------
reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement the Company and the Initial Purchasers in accordance with its terms.


                                      Very truly yours,

                                      TEXON INTERNATIONAL PLC

                                      By
                                        ---------------------------
                                         Name:
                                         Title:



Accepted:

On behalf of Chase Manhattan Bank AG,
Chase Securities Inc. and
Chase Manhattan International Limited


CHASE MANHATTAN INTERNATIONAL LIMITED


By ____________________
   Authorized Signatory


Address for notices pursuant to Section 8(c):
1 Chase Plaza, 25th floor
New York, New York 10081

Attention: Legal Department